IDENTIVE GROUP ANNOUNCES PRELIMINARY FOURTH QUARTER RESULTS AND PREVIEW OF NEW BUSINESS STRUCTURE

SANTA ANA, Calif. and ISMANING, Germany, January 21, 2010 – SCM Microsystems, Inc., d.b.a. Identive Group (NASDAQ: INVE; Frankfurt Stock Exchange: INV), a provider of products, services and solutions for the security, identification and RFID industries, today announced preliminary results for its 2009 fiscal fourth quarter (Q4) and year (FY) and outlined the Company’s cost reduction program following the completion of its combination with Bluehill ID.

Preliminary Financial Results

For Q4 2009, Identive expects to report total revenue of approximately US$11.9 million, compared with US$9.0 million in Q4 2008. The expected increase is due to the inclusion of revenues from the Hirsch business, which was acquired on April 30, 2009. Continued strong performance from the Hirsch business in Q4 2009 was partially offset by low sales levels from the SCM smart card reader and digital media reader businesses. The Company expects to record a GAAP loss from continuing operations before taxes of US$(7.3) million in Q4 2009, which includes expenses of approximately US$1.0 million in transaction costs related to the Company’s recently completed business combination with Bluehill ID and approximately US$2.0 million related to the impairment of the Company’s investment in TranZfinity, Inc. and the Company’s proportionate share of losses realized by TranZfinity. This compares with GAAP loss from continuing operations before taxes of US$(3.1) million recorded in Q4 2008, which included US$0.2 million for the Company’s proportionate share of losses realized by TranZfinity. The above figures include the Hirsch business from May 2009 onwards and no contribution from Bluehill ID, which will be included from Q1 2010 onwards.

The Company’s investment in TranZfinity was accounted for using the equity method of accounting. The Company determined during its process of year-end closing and preparation of its financial statements that its investment in TranZfinity was impaired, based on the Company's assessment of TranZfinity's performance and future prospects.

For the year as a whole, Identive expects to report total revenue from continuing operations of approximately US$41.3 million, which includes seven months of revenues from the Hirsch business, compared with US$28.4 million in 2008. The Company further expects to record GAAP loss from continuing operations before taxes of US$(14.7) million for the full year 2009, which includes approximately US$4.0 million in transaction costs related to the business combination with Bluehill ID and the Company’s merger with Hirsch Electronics; a charge of approximately US$3.0 million for impairment of the Company’s investment in TranZfinity and the Company’s share of losses realized by TranZfinity during 2009; approximately US$1.0 million in severance costs; and US$1.4 million recorded on the gain from sale of assets during the year. This compares with GAAP loss from continuing operations before taxes of US$(9.7) million recorded in fiscal 2008, which included US$0.2 million for the Company’s proportionate share of losses realized by TranZfinity.

Organizational Structure

Identive Group was created from the recently completed business combination of SCM Microsystems with Bluehill ID, and is now a group comprised of leading technology providers in the security and identity market. The individual business units within Identive Group include SCM Microsystems, Hirsch Electronics, Multicard, Arygon, ACiG, TagStar and Syscan ID. Ayman S. Ashour has been appointed executive chairman of the board of Identive Group with overall executive responsibility for the Company. Felix Marx, formerly CEO of SCM Microsystems, has been named CEO of Identive Group, focusing on sales organic growth opportunities for the group. Melvin Denton-Thompson has been appointed CFO and COO of Identive Group.

Cost Reduction Program

Alongside its integration efforts, Identive plans to implement a cost reduction program designed to lower overhead costs at both the corporate and individual business unit levels and support a rapid push to profitability. The program is expected to include the consolidation of facilities, organizational streamlining and other cost savings measures. John Rogers, formerly an executive with Bluehill ID, has been appointed as executive vice president of Identive Group in charge of transition management and acquisition integration and will direct the integration and reorganization activities within the Company.

“Identive aims to build a lasting business of scale and technology to capitalize on the growth of our markets,” said Ashour. “We are moving rapidly and aggressively to reduce our cost base and enhance our ability to execute our buy, build and grow strategy. Strengthening our financial position will bolster our ability to take advantage of the tremendous and exciting opportunities in the identity market.”

About Identive Group
Identive Group (NASDAQ: INVE; Frankfurt Stock Exchange: INV) is an international organization focused on building the world’s signature company in secure identification-based technologies. Through its group of recognized brands, Identive provides leading-edge products and solutions in the areas of physical and logical access control, identity management and RFID systems to governments, commercial and industrial enterprises and consumers. The organization’s growth model is based on a combination of disciplined acquisitive development and strong technology-driven organic growth from its member companies. For additional info visit: www.identive-group.com.

Note: This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include, without limitation, the statements by Ayman S. Ashour about our ability to create a lasting business of scale and about our ability to take advantage of opportunities in our market by reducing costs; statements about expected revenue and GAAP operating loss from continuing operations before taxes for the 2009 fiscal fourth quarter and year; and statements about our ability to reduce overhead costs and other expenses through the consolidation of offices, organizational streamlining and other measures. These statements are based on current expectations or beliefs, as well as a number of assumptions about future events that are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated herein. We have not yet completed the review of our results for the fourth quarter or full year ended December 31, 2009, and our auditors have not yet completed their audit of such results. Additionally, we have not yet completed our testing of goodwill and intangibles for possible impairment, and while we do not expect to take additional charges other than the impairment for TranZfinity described in this release, we cannot assure you that no additional impairment will be discovered. Therefore, the expected results set forth in this press release are based on a preliminary review of our results and actual results may differ. Additionally, we may not be able to identify or effect sufficient reductions in our costs and expenses to offset expected losses, which could prevent us from becoming profitable. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. These risks and uncertainties include, but are not limited to, our ability to successfully integrate the Bluehill ID business into ours; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all; we may not successfully compete in our target markets; unfavorable economic conditions could negatively impact customer demand, our ability to source key components of our products, and/or our ability to access capital. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent reports filed with the U.S. Securities and Exchange Commission for SCM Microsystems, Inc.

Contacts:

United States:	Europe:

Darby Dye	Fabien B. Nestmann
+1 949 553-4251	+41 44 783 8043
ddye@identive-group.com	fnestmann@identive-group.com